Exhibit 107
Calculation of Filing Fee Tables
Form
S-3 ASR
(Form Type)
Teva Pharmaceutical Industries Limited
Teva Pharmaceutical Finance IV, LLC
Teva Pharmaceutical Finance V, LLC
Teva Pharmaceutical Finance VI, LLC
Teva Pharmaceutical Finance Netherlands II B.V.
Teva Pharmaceutical Finance Netherlands III B.V.
Teva Pharmaceutical Finance Netherlands IV B.V.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Maximum Aggregate Offering Price (1)(2)	Fee Rate (3)(7)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly registered Securities

Teva Pharmaceutical Industries Limited

Fees to be Paid	Equity	Ordinary Shares (4)	Rule 457(r)

Fees to be Paid	Equity	Units (5)	Rule 457(r)

Fees to be Paid	Other	Purchase Contracts (6)	Rule 457(r)

Fees to be Paid	Debt	Senior Debt Securities	Rule 457(r)

Fees to be Paid	Debt	Subordinated Debt Securities	Rule 457(r)

Fees to be Paid	Other	Guarantees of Debt Securities (7)	Rule 457(r)

Fees Previously Paid	—	—	—	—	—	—		—

Teva Pharmaceutical Finance IV, LLC

Fees to be Paid	Debt	Senior Debt Securities	Rule 457(r)

Fees to be Paid	Debt	Subordinated Debt Securities	Rule 457(r)

Fees Previously Paid	—	—	—	—	—	—		—

Teva Pharmaceutical Finance V, LLC

Fees to be Paid	Debt	Senior Debt Securities	Rule 457(r)

Fees to be Paid	Debt	Subordinated Debt Securities	Rule 457(r)

Fees Previously Paid	—	—	—	—	—	—		—

Teva Pharmaceutical Finance VI, LLC

Fees to be Paid	Debt	Senior Debt Securities	Rule 457(r)

Fees to be Paid	Debt	Subordinated Debt Securities	Rule 457(r)

Fees Previously Paid	—	—	—	—	—	—		—

Teva Pharmaceutical Finance Netherlands II B.V.

Fees to be Paid	Debt	Senior Debt Securities	Rule 457(r)

Fees to be Paid	Debt	Subordinated Debt Securities	Rule 457(r)

Fees Previously Paid	—	—	—	—	—	—		—

Teva Pharmaceutical Finance Netherlands III B.V.

Fees to be Paid	Debt	Senior Debt Securities	Rule 457(r)

Fees to be Paid	Debt	Subordinated Debt Securities	Rule 457(r)

Fees Previously Paid	—	—	—	—	—	—		—

Teva Pharmaceutical Finance Netherlands IV B.V.

Fees to be Paid	Debt	Senior Debt Securities	Rule 457(r)

Fees to be Paid	Debt	Subordinated Debt Securities	Rule 457(r)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—	—	—	—	—

	Total Offering Amounts							—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net F ee Due							—

Table of Contents
(1)
Pursuant to General Instruction II.E of Form
S-3,
not specified as to each class of securities to be registered. These offered securities may be sold separately, together or as units with other offered securities. An indeterminate aggregate initial offering price, principal amount or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Securities registered hereunder may be offered in U.S. dollars or the equivalent thereof in foreign currencies.

(2)
This Registration Statement includes such currently indeterminate number of ordinary shares of Teva Pharmaceutical Industries Limited as may be issued upon conversion of or exchange for any securities that provide for conversion or exchange into such ordinary shares. Separate consideration may or may not be received for ordinary shares that are issuable upon the conversion of or exchange for any securities that provide for conversion or exchange into such ordinary shares.

(3)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fees and will pay such fees on a “pay as you go” basis. The Registrants will calculate the registration fee applicable to an offer of securities hereunder based on the fee payment rate in effect on the date of such fee payment.

(4)
Such ordinary shares may be represented by American Depositary Shares. Such American Depositary Shares are or will be registered on a separately filed registration statement on Form
F-6.
Each American Depositary Share represents one ordinary share.

(5)
This Registration Statement includes such currently indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby or an indeterminate number of ordinary shares of Teva Pharmaceutical Industries Limited.

(6)
This Registration Statement includes such currently indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any of the other securities being registered hereby. Purchase Contracts may require the holder thereof to purchase or sell any of the other securities registered hereby or to purchase or sell a basket of such securities, an index or indices of such securities or any combination of the above.

(7)
Teva Pharmaceutical Industries Limited may fully and unconditionally guarantee the payment of principal and premium (if any) and interest on debt securities offered by Teva Pharmaceutical Finance IV, LLC,
Te
va Pharmaceutical Finance V, LLC, Teva Pharmaceutical Finance VI, LLC, Teva Pharmaceutical Finance Netherlands II B.V., Teva Pharmaceutical Finance Netherlands III B.V. and Teva Pharmaceutical Finance Netherlands IV B.V. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees being registered hereby.